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                                                             Exhibit 4(b)(ii).36




Summary Translation of Amendment No. 9 to the GSM Interconnection Agreement (the
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"Agreement") between EuroTel and Slovenske telekomunikacie, a.s.
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This Amendment dated August 1, 2001 changes prices for the interconnection under the pricing attachment of the Agreement.